                                                                    EXHIBIT 10.1

                                CONTRACT OF SALE


         This Agreement is entered into by and between GEORGE WOELFEL, individually and as Co-Trustee of the Woelfel PNC Trust, and PNC BANK, N.A., as Co-Trustee of the Woelfel PNC Trust (collectively "Seller") and SILVERLEAF RESORTS, INC., a Texas corporation ("Purchaser").

                              W I T N E S S E T H:

         FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, Seller hereby agrees to sell and Purchaser hereby agrees to purchase and pay for all that certain property hereinafter described in accordance with the following terms and conditions:

                                    ARTICLE I

                                    PROPERTY

         The conveyance by Seller to Purchaser shall include the following described tracts or parcels of land, together with all and singular the rights and appurtenances pertaining to such land including any right, title and interest of Seller in and to adjacent strips or gores, streets, alleys, or rights-of-way and all rights of ingress and egress thereto:

                  Those certain tracts of land located in the Township of Butler, Luzerne County, Pennsylvania, commonly known as excepted Parcels 8X, 9X and 11X and any other parcels of land or legal interest held by Seller located within and formerly part of Beech Mountain Lakes.

Hereafter the aforesaid real property is referred to as the "Subject Property." The conveyance by Seller to Purchaser shall also include all buildings and other improvements on the Subject Property.

                                   ARTICLE II

                                 PURCHASE PRICE

         The purchase price to be paid by Purchaser to Seller for the Subject Property shall be the sum of Three Hundred Thousand and No/100 Dollars ($300,000.00). The purchase price shall be payable all in cash at the closing.




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                                   ARTICLE III

                                  EARNEST MONEY

         Within two (2) business days after final execution of this Contract by all parties hereto, Purchaser shall deliver Purchaser's check in the amount of Sixty Thousand and No/100 Dollars ($60,000.00) to Davis Chant, 106 East Harford Street, Milford, Pennsylvania 18337 (the "Escrow Agent"). The Escrow Agent shall immediately cash the earnest money check and deposit the proceeds thereof in an interest bearing account, the earnings from which shall accrue to the benefit of Purchaser (hereinafter the proceeds of the earnest money check shall be referred to as the "earnest money"). If Purchaser does not terminate this Contract during the Title Review Period (as defined in Article V hereinbelow), then, within two
(2) business days after the expiration of the Title Review Period, the Escrow Agent shall immediately disburse the entire $60,000.00 earnest money deposit to Seller; upon such disbursement the $60,000.00 earnest money deposit shall be non-refundable to the Purchaser except in the event of a default by Seller hereunder, but if this Contract closes, then the entire $60,000.00 earnest money deposit shall be applied in partial satisfaction of the purchase price payable at closing. Notwithstanding the foregoing or anything to the contrary contained herein, in no event shall the $60,000.00 earnest money deposit be disbursed to Seller until or unless Seller has complied with Seller's obligation to withdraw as a party from Case No. 2001-C of 1999.

         In the event that this Contract is closed, then all earnest money shall be applied in partial satisfaction of the purchase price. In the event that this Contract is not closed, then the earnest money shall be disbursed in the manner provided for elsewhere herein.

                                   ARTICLE IV

                 PRE-CLOSING OBLIGATIONS OF PURCHASER AND SELLER

         As soon as reasonably possible after execution of this Contract by all parties hereto, Seller, at Purchaser's sole cost and expense, shall obtain and deliver to Purchaser copies of the following (collectively the "Purchaser Due Diligence Items"):

                  a. An updated survey of the Subject Property dated subsequent to the date of execution of this Contract and prepared by a licensed professional engineer or surveyor acceptable to Purchaser, which Survey shall: (a) include a metes and bounds legal description of the Subject Property; (b) accurately show all improvements, encroachments and uses and accurately show all easements and encumbrances visible or listed on the Title Commitment (identifying each by recording reference if applicable); (c) recite the number of acres included in the




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         Subject Property; (d) state whether the Subject Property (or any portion thereof) lies within a flood zone, or flood prone area; and (e) contain a certificate verifying that the Survey was made on the ground, that the Survey is correct, that there are no improvements, encroachments, easements, uses or encumbrances except as shown on the survey plat, that the area represented for the Subject Property has been certified by the surveyor as being correct, and that the Subject Property does not lie within any flood zone or flood prone area, except as indicated thereon. Unless otherwise agreed by Seller and Purchaser, the metes and bounds description contained in the Survey shall be the legal description employed in the documents of conveyance of the Subject Property; and

                  b. A current commitment (the "Title Commitment") for the issuance of an owner's policy of title insurance to the Purchaser, together with good and legible copies of all documents constituting exceptions to Seller's title as reflected in the Title Commitment.

By execution hereof, George Woelfel, individually and as Co-Trustee of the Woelfel PNC Trust, and acting in his capacity as Co-Trustee of the Woelfel PNC Trust, will and does hereby agree to withdraw as a party from Case No. 2001-C of 1999 and from any involvement whatsoever by George Woelfel, any members of his family, and the Woelfel PNC Trust, including the financing of any litigation, objections or appeals by third parties, in any objection, appeals, or litigation concerning the application by Purchaser for a timeshare project at and upon Beech Mountain Lakes, Butler Township, Luzerne County, Pennsylvania. Woelfel agrees that from and after the date hereof neither Woelfel nor any members of his family nor the Woelfel PNC Trust will become involved in any controversies or litigation that might delay or hinder Purchaser with respect to the development of Purchaser's proposed timeshare project at Beech Mountain Lakes. Woelfel agrees to have Case No. 2001-C of 1999 withdrawn by Woelfel. Purchaser shall simultaneously with the withdrawal of Case No. 2001-C of 1999 file a dismissal with prejudice of the declaratory judgment action filed to Case No. 2433-C of 1999.


                                    ARTICLE V

                             TITLE INSPECTION PERIOD

         Purchaser shall have a period of time commencing on the date of execution of this Contract and expiring five (5) days from the date on which Purchaser obtains the last of the items to be obtained by Purchaser pursuant to
Article IV(a) and (b) hereinabove within which to review and approve the status of Seller's title to the Subject Property (the "Title Review Period"), which Title Review Period shall not exceed forty-five (45) days without a written explanation from Purchaser and a written consent to extend the Title Review Period by Seller, which consent shall not be unreasonably withheld. If the information to be provided to or obtained by Purchaser pursuant to the provisions of Article IV hereinabove reflects or discloses any defect, exception or other matter




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affecting the Subject Property ("Title Defects") that renders title to the
Subject Property unmarketable, then prior to the expiration of the Title Review Period Purchaser shall provide Seller with written notice of Purchaser's objections. Seller may, at Seller's sole option, elect to cure or remove the objections raised by Purchaser; provided, however, that Seller shall have no obligation to do so. Should Seller elect to attempt to cure or remove the objections, Seller shall have ten (10) days from the date of Purchaser's written notice of objections (the "Cure Period") in which to accomplish the cure. In the event Seller either elects not to cure or remove the objections or is unable to accomplish the cure prior to the expiration of the Cure Period, then Seller shall so notify Purchaser in writing specifying which objections Seller does not intend to cure, and then Purchaser shall be entitled, as Purchaser's sole and exclusive remedies, either to terminate this Agreement by providing written notice of termination to Seller within ten (10) days from the date on which Purchaser receives Seller's no-cure notice or waive the objections and close this transaction as otherwise contemplated herein. If Purchaser shall fail to notify Seller in writing of any objections to the state of Seller's title to the Subject Property as shown by the Survey and Title Commitment, then Purchaser shall be deemed to have no objections to the state of Seller's title to the Subject Property as shown by the Survey and Title Commitment, and any exceptions to Seller's title which have not been objected to by Purchaser and which are shown on the Survey or described in the Title Commitment shall be considered to be "Permitted Exceptions." It is further understood and agreed that any Title Defects which have been objected to by Purchaser and which are subsequently waived by Purchaser shall be Permitted Exceptions. Notwithstanding the foregoing or anything to the contrary contained herein, Purchaser agrees that Purchaser will not raise any issues which have been asserted in the pleadings filed in connection with the declaratory judgment action filed in Case No. 2433-C of 1999 as a title defect.

                                   ARTICLE VI

              REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER

         Seller represents and warrants to Purchaser that at closing Seller shall convey the Subject Property to Purchaser free and clear of all liens, encumbrances, security interests, leases, and easements except for the Permitted Exceptions. At closing , title to the Subject Property shall be good and marketable and shall be such as will be insured at regular rates, without exception, by a title insurance company of Purchaser's choice licensed to do business in Pennsylvania.


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         Seller further covenants and agrees with Purchaser that, from the date hereof until the closing, Seller shall not sell, assign, or convey any right, title, or interest whatsoever in or to the Subject Property, or create or permit to exist any lien, security interest, easement, encumbrance, charge, or condition affecting the Subject Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing.

         All of the foregoing representations and warranties of Seller are made by Seller both as of the date hereof and as of the date of the closing hereunder. Notwithstanding the foregoing or anything to the contrary contained herein, it is understood and agreed that the representations and warranties set forth hereinabove shall survive the closing of this Contract only for a period of one (1) year following the closing date, but not thereafter, and Seller shall have no liability of any kind whatsoever for any breach thereof except to the extent a claim is asserted against Seller within such one (1) year period.

                                   ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

         The obligation of Purchaser to close this Contract shall, at the option of Purchaser, be subject to the following conditions precedent:

                  a. All of the representations, warranties and agreements of Seller set forth in this Contract shall be true and correct in all material respects as of the date hereof and at closing, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Contract;

                  b. There shall be no change in the matters reflected in the Title Commitment, and there shall not exist any encumbrance or title defect affecting the Subject Property not described in the Title Commitment except for the Permitted Exceptions; and

                  c. There shall be no changes in the matters reflected in the Survey, and there shall not exist any easement, right-of-way, encroachment, waterway, pond, flood plain, conflict or protrusion with respect to the Subject Property not shown on the Survey;

         If any such condition is not fully satisfied by closing, Purchaser may terminate this Contract by written notice to Seller whereupon this Contract shall be cancelled, all earnest money shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other.



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                                  ARTICLE VIII

                                     CLOSING

         The closing hereunder shall take place at the offices of the title company which issues the Title Commitment. The closing shall occur within ten
(10) days from the date on which Seller has received final approval of the planning and zoning for Seller's proposed development at Beech Mountain Lakes from Butler Township and all appeal periods regarding such planning and zoning approval have expired, but in no event shall the closing occur later than one hundred eighty (180) days from the date of execution of this Contract. Purchaser shall notify Seller at least five (5) days in advance of the exact time and date of closing.

                                   ARTICLE IX

                         SELLER'S OBLIGATIONS AT CLOSING

         At the closing, Seller shall do the following:

                  a. Deliver to Purchaser a deed covering the Subject Property, duly signed and acknowledged by Seller, which deed shall be in form reasonably acceptable to Purchaser for recording and shall convey to Purchaser good and marketable title to the Subject Property, free and clear of all liens, rights-of-way, easements, and other matters affecting title to the Subject Property, except for the Permitted Exceptions.

                  b. Deliver or cause to be delivered to Purchaser an ALTA owner's form of title insurance policy (the "Title Policy") insuring Purchaser in the amount of the purchase price that Purchaser has acquired good and marketable title to the Subject Property, subject only to the Permitted Exceptions. Purchaser shall be entitled to request the title company to provide, at Purchaser's sole cost and expense, such endorsements (or amendments) to the Title Policy as Purchaser may reasonably require so long as such endorsements or amendments impose no additional liability on Seller or delay the closing. Purchaser acknowledges and agrees that the Title Policy may be actually delivered within a reasonable time following the closing so long as Purchaser has received at closing a current binding title commitment obligating the title company to deliver the Title Policy. Purchaser shall pay the premium for a standard owner's form of title insurance policy in the amount of the purchase price, and Purchaser shall pay the cost of any title endorsements required by Purchaser and the cost of any reinsurance required by Purchaser.

                  c. Deliver a non-withholding statement that will satisfy the requirements of Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the purchase price for payment to the Internal Revenue Service.

                  d. Deliver to Purchaser any other documents or items necessary or convenient in the reasonable judgment of Purchaser to carry out the intent of the parties under this Contract.




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                                    ARTICLE X

                       PURCHASER'S OBLIGATIONS AT CLOSING

         At the closing, Purchaser shall deliver to Seller the purchase price in cash.

                                   ARTICLE XI

                              COSTS AND ADJUSTMENTS

         At closing, the following items shall be adjusted or prorated between Seller and Purchaser:

                  a. Any real estate transfer taxes or sales taxes payable in connection with the sale of the Subject Property shall be divided equally between Seller and Purchaser.

                  b. Ad valorem taxes for the Subject Property for the current calendar year shall be prorated as of the date of closing, and Seller shall pay to Purchaser in cash at closing Seller's pro rata portion of such taxes. Seller's pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year or, if for any reason such taxes for the Subject Property have not been actually assessed, such proration shall be based upon the amount of such taxes for the immediately preceding calendar year, and adjusted by cash settlement when exact amounts are available. However, anything herein to the contrary notwithstanding, any tax abatement or refund for a period of time prior to closing shall belong to Seller.

                  c. All other closing costs, including but not limited to, recording and escrow fees shall be paid by the Purchaser; provided, however, that Seller and Purchaser shall each be responsible for the fees and expenses of their respective attorneys.

         Seller agrees to indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature (except those items which under the terms of this Contract specifically become the obligation of Purchaser), brought by third parties and based on events occurring on or before the date of closing and which are in any way related to the ownership, maintenance, or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

         Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, brought by third parties and based on events occurring subsequent to the date of closing and which are in any way related to the ownership, maintenance or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

         Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the closing hereunder.



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                                   ARTICLE XII

                                ENTRY ON PROPERTY

         Purchaser, Purchaser's agents, employees, servants, or nominees, are hereby granted the right to enter upon the Subject Property at any time prior to closing for the purpose of inspecting the Subject Property and conducting such engineering and mechanical tests as Purchaser may deem necessary or advisable, any such inspections and tests to be made at Purchaser" sole expense. Purchaser agrees to indemnify and hold Seller harmless from and against any and all losses, damages, costs, or expenses incurred by Seller as a result of any inspections or tests made by Purchaser.

                                  ARTICLE XIII

                             POSSESSION OF PROPERTY

         Possession of the Property free and clear of all uses and encroachments, except the Permitted Exceptions, shall be delivered to Purchaser at closing.

                                   ARTICLE XIV

                                     NOTICES

         All notices, demands, or other communications of any type given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:

         Seller:                            George Woelfel
                                            R.R. 1, Box 310
                                            Sugarloaf, Pennsylvania 18249

         Purchaser:                         Silverleaf Resorts, Inc.
                                            1221 Riverbend Dr., Suite 120
                                            Dallas, Texas  75247
                                            Telephone No.:  (214) 631-1166
                                            Facsimile No.:  (214) 905-0514



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         With Required Copy to:             Meadows, Owens, Collier, Reed,
                                              Cousins & Blau, L.L.P.
                                            3700 Bank of America Plaza
                                            901 Main Street
                                            Dallas, Texas 75202
                                            Attn:  George R. Bedell, Esq.
                                            Telephone No.:  (214) 749-2448
                                            Facsimile No.:  (214) 747-3732


                                   ARTICLE XV

                                    REMEDIES

         In the event that Seller fails to timely comply with all conditions, covenants and obligations of Seller hereunder, it shall be an event of default and Purchaser shall have the option (i) to terminate this Contract by providing written notice thereof to Seller, in which event the earnest money shall be returned immediately to Purchaser by the Escrow Agent and the parties hereto shall have no further liabilities or obligations one unto the other; (ii) to waive any defect or requirement and close this Contract; or (iii) to sue Seller for specific performance or for damages. The exercise of any of the foregoing remedies of Purchaser shall not in any manner be construed as a waiver of Purchaser's right to seek specific performance or to sue for damages, and in the event of a default by Seller hereunder, Purchaser shall be entitled to enforce specific performance hereunder or sue Seller for damages.

         In the event that Purchaser fails to timely comply with all conditions, covenants, and obligations Purchaser has hereunder, such failure shall be an event of default, and Seller's sole remedy shall be to receive the Earnest Money. The Earnest Money is agreed upon by and between the Seller and Purchaser as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and no other damages, rights, or remedies shall in any case be collectible, enforceable, or available to the Seller other than in this paragraph defined, and Seller shall accept the Earnest Money as Seller's total damages and relief.



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                                   ARTICLE XVI

                                   ASSIGNMENT

         Purchaser shall have the right to nominate who shall take title and who shall succeed to Purchaser's duties and obligations hereunder, or assign this Contract to any person, firm, corporation, or other entity which Purchaser may, at Purchaser's sole option, choose, and from and after such nomination or assignment, wherever in this Contract reference is made to Purchaser such reference shall mean the nominee or assignee who shall succeed to all the rights, duties, and obligations of Purchaser hereunder.

                                  ARTICLE XVII

                        INTERPRETATION AND APPLICABLE LAW

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Pennsylvania. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

                                  ARTICLE XVIII

                                    AMENDMENT

         This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

                                   ARTICLE XIX

                                    AUTHORITY

         Each person executing this Contract warrants and represents that he is fully authorized to do so.





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                                   ARTICLE XX

                                 ATTORNEYS' FEES

         In the event it becomes necessary for either party to file a suit to enforce this Contract or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit.

                                   ARTICLE XXI

                              DESCRIPTIVE HEADINGS

         The descriptive headings of the several paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                  ARTICLE XXII

                                ENTIRE AGREEMENT

         This Contract (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Contract.

                                  ARTICLE XXIII

                             MULTIPLE ORIGINALS ONLY

         Numerous copies of this Contract may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument.

                                  ARTICLE XXIV

                                   ACCEPTANCE

         Seller shall have until 5:00 o'clock p.m., September 20, 1999, to execute and return a fully executed original of this Contract to Purchaser, otherwise this Contract shall become null and void. Time is of the essence of this Contract. The date of execution of this Contract by Seller shall be the date of execution of this Contract. If the final date of any period falls upon a Saturday, Sunday,




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or legal holiday under the laws of the State of Pennsylvania, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under the laws of the State of Pennsylvania.

                                   ARTICLE XXV

                             REAL ESTATE COMMISSION

         Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that Seller has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due and payable to any other party with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that Purchaser has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party herein. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XXV shall survive the closing.

                                  ARTICLE XXVI

                                 CONFIDENTIALITY

         Seller and Purchaser hereby agree that the terms and conditions of this Contract shall be kept confidential and shall not be disclosed by either party in any manner whatsoever, either in whole or in part, except to persons within their organizations or families, regulatory agencies, auditors and accountants, and business-related entities who have a need to know as part of their duties and responsibilities.



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         EXECUTED on this the 15th day of September, 1999.

                                          SELLER:


                                          /s/ GEORGE WOELFEL
                                          --------------------------------------
                                          GEORGE WOELFEL,
                                          INDIVIDUALLY AND AS
                                          CO-TRUSTEE OF THE WOELFEL
                                          PNC TRUST


                                          PNC BANK, N.A., CO-TRUSTEE
                                          OF THE WOELFEL PNC TRUST


                                          By: /s/ DAVID J. STEBER
                                             -----------------------------------
                                          Name: David J. Steber
                                               ---------------------------------
                                          Its: Asst. V.P. & Trust Officer
                                              ----------------------------------


         EXECUTED on this the 23rd day of September, 1999.

                                          PURCHASER:


                                          SILVERLEAF RESORTS, INC.


                                          By: /s/ ROBERT E. MEAD
                                             -----------------------------------
                                          Name: Robert E. Mead
                                               ---------------------------------
                                          Its:  CEO
                                              ----------------------------------

RECEIPT OF EARNEST MONEY AND ONE (1) EXECUTED COUNTERPART OF THIS CONTRACT IS HEREBY ACKNOWLEDGED:

ESCROW AGENT:

/s/ DAVIS CHANT
------------------------------
DAVIS CHANT


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